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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Mail-Well I Corporation:

We have audited the consolidated financial statements of Mail-Well I Corporation and Subsidiaries (the "Company") as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995 and for the period from February 24, 1994 through December 31, 1994, and have issued our report thereon dated February 10, 1997; such report is included elsewhere in this Form 10-K. Our audits also included the financial statement schedule of Mail-Well I Corporation and Subsidiaries, listed in Item 14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


DELOITTE & TOUCHE LLP

Denver, Colorado
February 10, 1997